EXHIBIT 18

                           JOINT FILING AGREEMENT

          The undersigned hereby acknowledge and agree that any amendment to the Schedule 13D, relating to the Class A common stock, par value $0.02 per share, of XO Communications, Inc., on or after the date as of which this joint filing agreement is made, is and will be filed jointly by the undersigned with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

          This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated:  May 1, 2001


                                     FORSTMANN LITTLE & CO.
                                     SUBORDINATED DEBT AND EQUITY
                                     MANAGEMENT BUYOUT PARTNERSHIP-VII, L.P.


                                     By:  FLC XXXIII Partnership
                                          its general partner


                                     By:   /s/ Winston W. Hutchins
                                          ----------------------------------
                                          Winston W. Hutchins,
                                          a general partner

                                     FORSTMANN LITTLE & CO. EQUITY
                                     PARTNERSHIP-VI, L.P.


                                     By:  FLC XXXII Partnership, L.P.
                                          its general partner


                                     By:   /s/ Winston W. Hutchins
                                          ----------------------------------
                                          Winston W. Hutchins,
                                          a general partner



                                     FL FUND, L.P.


                                     By:  FLC XXXI Partnership, L.P.
                                          its general partner


                                          By:  FLC XXIX Partnership, L.P.
                                               a general partner


                                          By:   /s/ Winston W. Hutchins
                                               -----------------------------
                                               Winston W. Hutchins,
                                               a general partner


                                      /s/ Theodore J. Forstmann
                                     -----------------------------
                                     Theodore J. Forstmann